UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 6, 2021 (June 30, 2021)

ALR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

nevada

(State or other jurisdiction of incorporation)

000-30414

(Commission File No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia, 23225

(Address of principal executive offices) (Zip Code)

(804) 554-3500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 8.01	OTHER EVENTS.

On June 30, 2021, ALR Technologies Inc. (the “Company”) and Mr. Sidney Chan entered into an amending agreement to extend the expiry date of the option to acquire an aggregate of 4,365,001,300 shares of common stock of the Company held by Mr. Chan and his spouse, Ms. Kan, from July 1, 2021 to April 12, 2024. Mr. Chan and Ms. Kan were issued these options in connection with providing line of credit financing to the Company with a borrowing limit of $12,300,000. The Company currently owes Mr. Chan and Ms. Kan approximately $11,800,000 on the lines of credit and does not have the ability to repay the amounts. Each option is exercisable into shares of common stock of the Company at a price of $0.002 per share. Mr. Chan is the Chairman of the Board of Directors and Chief Executive Officer of the Company.

A copy of the amending agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into item 9.01.

ITEM 9.01                      EXHIBITS AND FINANCIAL STATEMENTS.

Exhibit	Document Description

10.1	Amending Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of July, 2021.

ALR TECHNOLOGIES INC.

BY:	SIDNEY CHAN
Sidney Chan
Chief Executive Officer and Chairman of the Board of Directors